UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 3, 2011

Senesco Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.

On January 3, 2011, Senesco Technologies, Inc. (the “Company”) announced that the U.S. Food and Drug Administration (the “FDA”) has granted orphan drug designation for the Company’s lead drug candidate, SNS01-T, for treatment of multiple myeloma. As a result, the Company is eligible to receive a number of benefits, including tax credits, access to grant funding for clinical trials, accelerated FDA approval, allowance for marketing exclusivity after drug approval for a period of as long as seven years and potential exemption from the FDA’s prescription drug application fee.

On January 3, 2011, the Company issued a press release announcing the grant of orphan drug designation for SNS01-T for treatment of multiple myeloma. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Senesco Technologies, Inc. dated January 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: January 3, 2011	By:	/s/ Leslie J. Browne, Ph.D.
	Name:	Leslie J. Browne, Ph.D.
	Title:	President and Chief Executive Officer